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                                                                   EXHIBIT 10.19

                         BIRMINGHAM STEEL CORPORATION
                           EXECUTIVE SEVERANCE PLAN
                (AMENDED AND RESTATED AS OF SEPTEMBER 2, 1999)

                                   ARTICLE I

                                PURPOSE OF PLAN

     The name of this plan is the Birmingham Steel Corporation Executive Severance Plan (the "Severance Plan"). The Severance Plan's purpose is to enable Birmingham Steel Corporation (the "Company") to attract and retain officers and other key employees by providing Severance Plan Participants additional assurance of fair treatment and compensation in the event of a Change in Control of the Company. After a Change in Control, the Severance Plan provides Participants lump-sum severance payments and limited continuation coverage under certain welfare benefit plans sponsored by the Company in order to reduce the inevitable personal distractions and allow Severance Plan Participants to focus their time and energy on business-related concerns. The Severance Plan shall have no effect prior to a Change in Control of the Company and no benefits shall be provided under this Severance Plan for employment terminations or other events occurring prior to a Change in Control of the Company.


                                  ARTICLE II

                                  DEFINITIONS

     For purposes of this Severance Plan, the following terms shall be defined as set forth below:

     2.1 "Affiliate" means any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest.

     2.2  "Board of Directors" means the Board of Directors of the Company.

     2.3  "Change in Control" means the happening of any of the following:

          (a) when any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;
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          (b)  when, during any period of two consecutive years or less during the existence of the Severance Plan, individuals who, at the beginning of such period, constituted the Board of Directors, together with any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened contest, including but not limited to a proxy or consent solicitation, relating to the election of directors of the Company or a settlement of such contest or consent solicitation) elected or nominated by at least two-thirds of the individuals who were directors at the beginning of such period or whose election or nomination was previously so approved, cease, for any reason other than death, to constitute at least a majority thereof; or

          (c) the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

     2.4 "Code" means the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented.

     2.5 "Compensation Committee" means the Compensation and Stock Option Committee of the Board of Directors.

     2.6 "Company" means Birmingham Steel Corporation, a Delaware corporation, and any successor to substantially all of its business and/or assets which executes and delivers the agreement provided for in Section 8.1 or which otherwise becomes bound by all the terms and provisions of this Severance Plan by operation of law. If a Participant is employed by a Subsidiary or Affiliate of the Company, references to the Company with respect to such Participant shall, unless the context otherwise requires, mean the Company or the employing Subsidiary or Affiliate.

     2.7 "Disability" means total or permanent disability as determined under the Company's long term disability program as from time to time in effect.

     2.8 "Employee" means any person (including any officer or director) employed by the Company on a full-time salaried basis.

     2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may from time to time be amended or supplemented.

     2.10 "Exchange Act" means the Securities Exchange Act of 1934, as it may from time to time be amended or supplemented.

     2.11 "Good Reason," when used with reference to a termination by a Participant of his or her employment with the Company after a Change in Control and during the Severance

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Period, means a good faith determination by the Participant that any of the following acts or omissions has occurred:

          (a) except in connection with a bona fide lateral transfer or promotion, without the Participant's express written consent, the assignment to such Participant of any duties materially inconsistent with such Participant's position, duties, responsibilities (including reporting responsibilities) and status with the Company immediately prior to a Change in Control, or a change in such Participant's title or office from that in effect immediately prior to a Change in Control, or any removal of such Participant from or any failure to reelect such Participant to any of such positions, except in connection with the termination of such Participant's employment by the Company for Substantial Cause or for Disability or by the Participant other than for Good Reason;

          (b) a reduction by the Company of the Participant's salary as in effect immediately prior to a Change in Control, or as the same may be increased from time to time, or the failure by the Company to increase such base salary not later than the anniversary date of such Participant's last salary increase during each year in the Severance Period (or, if such Participant did not receive a salary increase during the 12 months immediately preceding such Change in Control, not later than one month after such Change in Control and on the anniversary date of the date of that increase) by an amount that at least equals, on a percentage basis, 75 % of the average annual percentage increase in base salary for all Participants during the 12 months immediately preceding the date on which such Participant's salary is required to be increased hereunder;

          (c) without the Participant's express written consent, a change in the Participant's principal work location to a location more than 25 miles from such Participant's principal work location immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with such Participant's business travel obligations, if any, immediately prior to a Change in Control;

          (d) the Company's (i) failure to continue in effect any benefit or compensation plan, management incentive or bonus plan, performance share plan, longterm incentive plan, defined contribution or defined benefit pension plan, life insurance plan, health and accident plan or disability plan or any other employee benefit plan, program or arrangement (including, without limitation, "employee benefit plans" within the meaning of Section 3(3) of ERISA in which the Participant was participating immediately prior to a Change in Control (or substitute plans, programs or arrangements providing the Participant with substantially similar benefits); (ii) taking of any action, or failure to take any action, which could (A) adversely affect such Participant's participation in, or materially reduce such Participant's benefits under, such plans, programs or arrangements taken as a whole, (B) materially adversely affect the basis for computing benefits under any of such plans, programs or arrangements or (C) deprive such Participant of any material fringe benefit enjoyed by such Participant immediately prior to a Change in Control; or (iii)

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     failure to provide such Participant with the number of paid vacation days to which such Participant was entitled immediately prior to a Change in Control;

          (e) the failure by the Company to pay the Participant any portion of such Participant's current compensation, or any portion of such Participant's compensation deferred under any plan, agreement or arrangement of or with the Company, within seven days of the date such compensation is due;

          (f) the failure by the Company to obtain an assumption of the obligation of the Company under this Severance Plan by any successor to the Company; or

          (g) any purported termination of the Participant's employment by the Company which is not effected pursuant to the requirements of this Severance Plan.

     2.12 "Participant" means an individual entitled to be treated as such pursuant to Section 3.1.

     2.13 "Severance Period" means the period defined in Section 3.2.

     2.14 "Severance Plan" shall mean the Birmingham Steel Corporation Executive Severance Plan as set forth herein and as hereafter amended from time to time.

     2.15 "Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     2.16 "Substantial Cause," when used in connection with the termination of a Participant's employment by the Company after a Change in Control and during the Severance Period, means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or willful dishonesty, any of which is materially harmful to the business or reputation of the Company or any subsidiary or affiliate of the Company. For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that such Participant's action or omission was in the best interests of the Company.

     2.17 "Termination Date" means, with respect to a Participant, the effective date of the termination of such Participant's employment as provided in Sections
4.1 and 4.2.

     2.18 "Without Substantial Cause" means, when used in connection with the termination of a Participant's employment by the Company after a Change in Control and during the Severance Period, any termination of employment of such Participant by the Company which is not a termination of employment for Substantial Cause or for Disability.

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                                  ARTICLE III

                         APPLICATION OF SEVERANCE PLAN

     3.1  Participation.  The individuals entitled to participate in the
          -------------
Severance Plan (each, a "Participant") shall be the key members of management of the Company designated as Participants for purposes of this Severance Plan on Annex A hereto, which designation may be modified by the Board of Directors from time to time, and whose participation as a Participant has not been terminated pursuant to this Section 3.1. From time to time, at least every 12 months, the Compensation Committee shall review the individuals classified as Participants and make recommendations to the Board of Directors for designation of additional Participants and for termination of participation of individuals, as appropriate. The Board of Directors may terminate the participation of any person (individually whether or not such person was individually designated or included as part of a group of Employees designated as Participants by the Board of Directors) as a Participant for purposes of this Severance Plan at any time and for any reason (and any person duly terminated as a Participant shall cease to be a Participant for all purposes under this Severance Plan), effective one month following the delivery to such person of a written notice of such termination; provided, however, that the Board of Directors may not terminate any Participant as aforesaid following a Change in Control, and, provided further, that, if the Board of Directors elects to terminate this Severance Plan prior to a Change in Control, general notice to such effect may be published or posted by the Company in lieu of a written notice to each Participant.

     3.2  Severance Period.  This Severance Plan shall apply only to a
          ----------------
termination of employment of a Participant pursuant to a written notice of termination or intent to terminate given during a period (the "Severance Period") commencing on the date immediately preceding the date of a Change in Control and terminating on the second anniversary of the date of the Change in Control. This Severance Plan shall have no effect prior to a Change in Control of the Company and no benefits shall be provided under this Severance Plan for any terminations occurring prior to a Change in Control of the Company.


                                  ARTICLE IV

                          TERMINATION OF PARTICIPANTS

     4.1  Termination of Employment of Participants by the Company During the
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Severance Period.
----------------

          (a) Participation under this Severance Plan shall not be construed as creating any contract of employment between the Company and any Participant or interfering with the right of the Company to discharge or retire any Participant either before or after a Change

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     in Control of the Company. During the Severance Period following a Change in Control, the Company shall have the right to terminate a Participant's employment hereunder for Substantial Cause, for Disability or Without Substantial Cause by following the procedures hereinafter specified.

          (b) Termination of a Participant's employment for Disability shall become effective 30 business days after a notice of intent to terminate such Participant's employment, specifying Disability as the basis for such termination, is given to such Participant by the chief executive officer (or by the Compensation Committee in the case of the chief executive officer) (such effective date being referred to as such Participant's "Termination Date").

          (c) Termination of a Participant for Substantial Cause shall be effective ten business days after the Participant is given notice thereof by the Compensation Committee (such effective date being referred to as such Participant's "Termination Date") specifying in detail the particulars of such Participant's conduct found to justify such termination for Substantial Cause, provided such conduct has not been cured (if possible) within such ten-day period. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Substantial Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board of Directors (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Participant was guilty of conduct constituting Substantial Cause and specifying the particulars thereof in detail. Any purported termination of a Participant for Substantial Cause which is not implemented in accordance with the terms of this Severance Plan (including the failure to obtain the requisite vote of the Board of Directors referred to herein) shall be considered a termination of such Participant by the Company Without Substantial Cause.

          (d) The Company shall have the absolute right to terminate a Participant's employment Without Substantial Cause at any time.
     Termination of a Participant's employment Without Substantial Cause shall be effective five business days after the Secretary of the Company gives to such Participant notice thereof (such effective date being referred to as such Participant's "Termination Date"), specifying that such termination is Without Substantial Cause.

          (e) Upon a termination of a Participant's employment for Substantial Cause or for Disability, such Participant shall have no right to receive any compensation or benefits hereunder except for compensation and benefits accrued to such Participant as of such Participant's Termination Date.
     Upon a termination of a Participant's employment Without Substantial Cause, such Participant shall be entitled to receive the benefits

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     provided in Section 5.1. Nothing in this Severance Plan shall be construed as eliminating or restricting any benefits which a disabled employee would be entitled to under any disability plan maintained by the Company and in effect at the time of termination of a Participant's employment for Disability.

     4.2  Termination of Employment by Participant During Severance Period.
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During the Severance Period following a Change in Control of the Company, a
Participant shall be entitled to terminate his or her employment with the Company and to receive the benefits provided in Section 5.1 if, and only if, such termination is for Good Reason. A Participant shall give the Company notice of voluntary termination of employment, which notice need specify only such Participant's desire to terminate his or her employment and, if such termination is for Good Reason, set forth in reasonable detail the facts and circumstances claimed by such Participant to constitute Good Reason.
Termination of employment by a Participant pursuant to this Section 4.2 shall be effective five business days after such Participant gives notice thereof to the Company (such effective date being referred to as such Participant's "Termination Date").


                                   ARTICLE V

                                   BENEFITS

     5.1  Benefits Upon Termination in Certain Circumstances.  During the
          --------------------------------------------------
Severance Period following a Change in Control of the Company, a Participant whose employment is terminated by the Company Without Substantial Cause pursuant to Section 4.1(d) or who terminates his or her employment for Good Reason pursuant to Section 4.2, but under no other circumstances, shall be entitled to receive the following payments and benefits:

          (a) The Company shall pay to the Participant, not later than the Termination Date, a lump sum cash amount equal to the sum of (i) the full base salary earned by such Participant through the Termination Date and unpaid at the Termination Date, calculated at the highest rate of base salary in effect at any time during the 12 months immediately preceding the Termination Date, (ii) the amount of any base salary attributable to accrued but unused vacation, (iii) any annualized bonus under any bonus plan, contract or custom of the Company accrued to such Participant through the Termination Date and unpaid at the Termination Date, except for any amount payable under any incentive compensation plan sponsored by the Company, which shall be payable in accordance with the terms of such Plan, plus (iv) all other amounts earned or accrued, if any, by such Participant and unpaid at the Termination Date.

          (b) The Company shall pay to each Participant, not later than the Termination Date, a lump sum cash amount equal to a multiple of the amount of such Participant's annual compensation. The multiple applicable to a particular Participant shall be the number "two" or "three", as set forth opposite the Participant's name on Annex A hereto.

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     The term "annual compensation" for purposes of this Section 5.1(b) shall mean the sum of (1) the highest annual rate of salary in effect for the Participant during the twelve-month period ending on the Participant's termination of employment, plus (2) the Participant's target bonus for the year in which occurs the Participant's termination of employment.

          (c) The Company shall maintain in full force and effect for the Participant's continued benefit all life insurance, accidental death and dismemberment insurance, medical, dental and prescription drug plans, programs or arrangements, whether group or individual, in which such Participant was entitled to participate at any time during the 12-month period prior to the Termination Date, until the earliest to occur of (i) a number of years equal to the multiple applicable to the Participant for purposes of Section 5.1(b) above; (ii) such Participant's death (provided that benefits payable to such Participant's beneficiaries shall not terminate upon such Participant's death); or (iii) with respect to any particular plan, program or arrangement, the date such Participant is afforded a comparable benefit at a comparable cost to such Participant by a subsequent employer. In the event that such Participant's participation in any such plan, program or arrangement of the Company is prohibited, the Company shall arrange to provide such Participant with benefits substantially similar to those which such Participant is entitled to receive under such plan, program or arrangement for such period.

          (d) The Participant shall not be required to mitigate the amount of any payment or benefit provided for in this Section 5 by seeking other employment or otherwise.

          (e) Except as expressly provided in Section 5(c)(iii), the amount of any payment or benefit provided for in this Section 5 shall not be reduced by any compensation, benefits or other amounts paid to or earned by the Participant as the result of employment with another employer after the Termination Date or otherwise.

     5.2  Limitation on Benefits.
          -----------------------

          (a) Notwithstanding any other provisions of this Severance Plan, in the event that any payment or benefit received or to be received by a Participant in connection with a Change in Control or the termination of the Participant's employment (whether pursuant to the terms of this Severance Plan or any other plan, arrangement or agreement with the Company, any person, entity or group whose actions result in a Change in Control or any affiliate of the Company or such person, entity or group) (all such payments and benefits being hereinafter called "Total Payments") would be subject (in whole or part), to the excise tax under Section 4999 of the Code (the "Excise Tax"), then the cash severance payments under
     Section 5.1(b) of this Severance Plan shall first be reduced and, thereafter, the continuation of benefits under Section 5.1(c) of this Severance Plan shall be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (1) the net amount of such Total Payments, as so reduced (and

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     after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments), is greater than or equal to (2) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments); provided, however,
                                                           --------  -------
     that the Participant may elect to have the benefit continuation reduced (or eliminated) prior to any reduction of the cash severance payments.

          (b) All determinations under Section 5.2(a) above shall be made by the accounting firm which was, immediately prior to Change in Control, the Company's independent auditor, which determination shall be conclusive.

     5.3  Payment Obligations Absolute. The Company's obligation to pay a
          ----------------------------
Participant the amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against such Participant or anyone else. In the event of the Company's failure to pay any amounts provided for hereunder on a timely basis, interest shall accrue on such unpaid amounts at an annual rate equal to the prime rate in effect on the required payment date plus four percentage points.

                                  ARTICLE VI

                               CLAIMS PROCEDURES

     6.1  Claims Procedure. Claims for benefits under the Severance Plan shall
          ----------------
be filed in writing with the Compensation Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 30 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Severance Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided; provided, however, that in the event of a
                                    --------  -------
claim for benefits based upon a termination for Good Reason, such claim shall be denied by the Compensation Committee only if it determines that, under the particular facts and circumstances, the Participant did not make a good faith determination that an act or omission constituting Good Reason occurred. In addition, the claimant shall be furnished with an explanation of the Severance Plan's claims review procedure.

     6.2  Claims Review Procedure. Any Employee, former Employee, or
          -----------------------
Beneficiary of either, who has been denied a benefit by a decision of the Compensation Committee pursuant to Section 6.1 shall be entitled to request the Compensation Committee to give further consideration to his or her claim by filing with the Compensation Committee (on a form which may be obtained from the Compensation Committee) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his or her claim should be allowed, shall be filed with the Compensation Committee no later than 30 days after receipt of the written

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notification provided for in Section 6.1. The Compensation Committee shall then conduct a hearing within the next 30 days, at which the claimant may be represented by an attorney or any other representative of his or her choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his or her claim. At the hearing (or prior thereto upon 5 business days written notice to the Compensation Committee) the claimant or his or her representative shall have an opportunity to review all documents in the possession of the Compensation Committee which are pertinent to the claim at issue and its disallowance. Either the claimant or the Compensation Committee may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the Company. A final decision as to the allowance of the claim shall be made by the Compensation Committee within 45 days of receipt of the appeal. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

     6.3  Arbitration.
          -----------

          (a) Any controversy relating to a claim arising out of or relating to this Severance Plan, including, but not limited to, claims for benefits due under this Severance Plan, claims for the enforcement of ERISA, claims based on the federal common law of ERISA, claims alleging discriminatory discharge under ERISA, claims based on state law, and assigned claims relating to this Severance Plan shall be settled by arbitration in accordance with the then current Employee Benefit Claims Arbitration Rules of the American Arbitration Association (the "AAA") or any successor rules which are hereby incorporated into the Severance Plan by this reference; provided, however, both the Company and the Participant shall have the right at any time to seek equitable relief in court without submitting the issue to arbitration.

          (b) Neither the Participant (or his or her beneficiary) nor the Company shall be required to submit any such claim or controversy to arbitration until the Participant (or his or her beneficiary) has first exhausted the Severance Plan's internal appeals procedures set forth in
     Section 6.2. However, if the Participant (or his or her beneficiary) and the Company agree to do so, they may submit the claim or controversy to arbitration at any point during the processing of the dispute.

          (c) The Company will bear all costs of an arbitration, including expenses such as pre-hearing discovery, travel, experts' fees, accountants' fees, and attorney's fees except as otherwise provided herein. The decision of the arbitrator shall be final and binding on all parties, and judgment on the arbitrator's award may be entered in any court of competent jurisdiction.

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

          (d) If there is a dispute as to whether a claim is subject to arbitration, the arbitrator shall decide that issue. The claim must be filed with the AAA within the applicable statute of limitations period. The arbitrator shall issue a written determination sufficient to ensure consistent application of the Severance Plan in the future.

          (e) Any arbitration will be conducted in accordance with the following provisions not withstanding the Rules of the AAA. The arbitration will take place in a neutral location within the metropolitan area in which the Participant was or is employed by the Company. The arbitrator will be selected from the attorney members of the Commercial Panel of the AAA who reside in the metropolitan area where the arbitration will take place and have at least 5 years of ERISA experience. If an arbitrator meeting such qualifications is unavailable, the arbitrator will be selected from the attorney members of the National Panel of Employee Benefit Claims Arbitrators established by the AAA.

          (f) In any such arbitration, each party shall be entitled to discovery of any other party as provided by the Federal Rules of Civil Procedure then in effect; provided, however, that discovery shall be limited to a period of 60 days. The arbitrator may make orders and issue subpoenas as necessary. The arbitrator shall apply ERISA, as construed in the federal Circuit in which the arbitration takes place, to the interpretation of the Plan and the Federal Arbitration Act to the interpretation of this arbitration provision.

          (g) Either party has the right to arrange for a stenographic record to be made of the proceedings, which stenographic record shall be the official record. Either party may make an offer of judgment at any time in accordance with the procedures of Rule 68 (or its successor) of the Federal Rules of Civil Procedure. The existence of such an offer is not admissible in any proceeding. Arbitration is the exclusive remedy for any dispute between the parties other than equitable relief which either party may seek through the court system.


                                  ARTICLE VII

                                ADMINISTRATION

     The Severance Plan shall be administered by or at the direction of the Compensation Committee. The Compensation Committee is responsible for the general administration and management of the Severance Plan and shall have all powers and duties necessary to fulfill its responsibilities.

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                                 ARTICLE VIII

                              GENERAL PROVISIONS

     8.1  Successors. This Severance Plan shall be binding upon any successor
          ----------
(whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business and/or assets of the Company. Additionally, the Company shall require any such successor expressly to agree to assume all of the obligations of the Company under this Severance Plan upon or prior to such succession taking place. Failure of the Company to obtain such agreement upon or prior to any such succession shall be a breach of this Severance Plan and shall constitute Good Reason for a Participant to terminate such Participant's employment with the Company under this Severance Plan. With respect to any such failure to assume the obligations hereunder, the date on which any such succession becomes effective shall be deemed the Termination Date.

     8.2  No Assignment by Participants. Each Participant's rights hereunder
          -----------------------------
are personal, and no Participant may assign or transfer any part of such Participant's rights or duties hereunder, or any compensation due to such Participant hereunder, to any other person, except that this Severance Plan shall inure to the benefit of and be enforceable by such Participant's personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees or beneficiaries.

     8.3  Termination and Amendments. The Board of Directors may terminate this
          --------------------------
Severance Plan at any time prior to a Change in Control, or terminate the participation of any Participant in the Severance Plan in accordance with
Section 3.1, and may amend or modify this Severance Plan at any time, provided that no such amendment or modification effective after a Change in Control shall be effective as to any person who is a Participant at the time of such amendment or modification except if such Participant shall consent thereto in writing.

     8.4  Severability. If any term or provision of this Severance Plan or the
          ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Severance Plan or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Severance Plan shall be valid and enforceable to the fullest extent permitted by law.

     8.5  Governing Law. This Severance Plan is a welfare benefit plan subject
          -------------
to ERISA and it shall be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the statutes and common law of the State of Delaware (excluding its choice of law statutes and common law) shall apply.

     8.6  Payroll and Withholding Taxes. The Company may withhold from any
          -----------------------------
amounts payable to a Participant hereunder all federal, state or other taxes that the Company shall reasonably determine are required to be withheld pursuant to any applicable law or regulation.

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

     8.7  Funding. This Severance Plan shall be unfunded. Benefits under this
          -------
Severance Plan shall be paid from the general assets of the Company. The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Company in meeting its obligations hereunder. Any such trust agreement shall contain procedures to the following effect:

          (a) In the event of the insolvency of the Company, the trust fund will be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Company shall be deemed to be "insolvent" if the Company is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Company becomes insolvent, the Board of Directors and chief executive officer of the Company shall notify the trustee of the event as soon as practicable. Upon receipt of such notice, or if the trustee receives other written allegations of the Company's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Company's creditors, and shall take such steps that are necessary to determine within 30 days whether the Company is insolvent. In the case of the trustee's actual knowledge of or other determination of the Company's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Company's creditors as directed by a court of competent jurisdiction.

          (b) The trustee shall resume payments of benefits under the trust agreement only after the trustee has determined that the Company is not insolvent (or is no longer insolvent, if the trustee had previously determined the Company to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to clause (a), above, and subsequently resumes such payment, the first payment on account of a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Participant by the Company during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.

     8.8  Coordination with Other Contracts. At any time prior to a Change in
          ---------------------------------
Control, the Board of Directors may determine that payments to a participant under this Severance Plan to which the Participant may be entitled by reason of the termination of employment of such Participant by the Company pursuant to
Section 4.1(d) or by such Participant pursuant to Section 4.2 shall be in lieu of any payments under any other contract between such Participant and the Company. As a condition of receiving payments hereunder, a Participant with a contract with the Company that provides similar benefits and who has been covered by such Board of Directors' determination must elect to receive payments hereunder by executing a waiver of any rights that such Participant may have to recover payments under such other contract as a result of any such termination.

     8.9  Sale of Assets, Transfers and Continuation of Employment. A
          --------------------------------------------------------
Participant who in connection with the sale of any portion of the assets of the Company is offered employment with the purchaser of such assets (i) without any gap in business days between employment by the Company and employment by such purchaser; (ii) in a substantially equivalent category or grade level with substantially equivalent duties; (iii) at a location not more than 25 miles from his or her employment location immediately prior to a Change in Control; (iv) at a base salary not less than the base salary of the Participant immediately prior to a Change in Control; (v) with incentive compensation and benefits, including paid vacation days, substantially equivalent to those received by the Participant immediately prior to a Change in Control and (vi) under conditions of good faith by the Purchaser, including assumption of the Company's obligations with respect to such Participant under this Severance Plan, shall not receive any payments or benefits under this Severance Plan unless such Participant's employment is terminated during the Severance Period following a Change in Control of the Company by such purchaser pursuant to Section 4.1(d) or by the Participant for Good Reason pursuant to Section 4.2. A transfer from the Company or from a Subsidiary or Affiliate to another Subsidiary or Affiliate of the Company or to the Company shall not by itself constitute a termination of employment.

     8.10 Indemnification. To the extent permitted by applicable law and in
          ---------------
addition to any other indemnities or insurance provided by the Company, the Company shall indemnify and hold harmless its (and its Affiliates' or Subsidiaries') current and former officers, directors, and employees against all expenses, liabilities, and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of their administrative and fiduciary responsibilities with respect to the Severance Plan. Expenses and liabilities arising out of willful misconduct will not be covered under this indemnity.

     8.11 Legal Fees. The Company shall promptly reimburse a person for all
          ----------
legal, accounting and other fees and expenses (including travel expenses) reasonably incurred in bringing a challenge in good faith (whether through arbitration, litigation or making a claim for benefits hereunder) to obtain or enforce any right or benefit provided hereunder or in defending in good faith (whether in arbitration, litigation or otherwise as contemplated by this Severance Plan) a claim of termination for Substantial Cause.


                                  ARTICLE IX

                       EFFECTIVE DATE OF SEVERANCE PLAN

     The Severance Plan shall be effective as of July 1, 1997, and was adopted by the Board of Directors on August 29, 1997.

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

                         BIRMINGHAM STEEL CORPORATION
                           EXECUTIVE SEVERANCE PLAN

                                    Annex A
                                    -------

Participant                                                             Multiple
-----------                                                             --------

Blake, Mike - General Manager, Cleveland                                    2
Downey, Gary - General Manager, Jackson                                     2
Garrett, John D. -Vice President, Finance & Control                         3
Garvey, Robert - Chairman of the Board & CEO                                3
Hill, Brian F. - Chief Operating Officer                                    3
Lepp, Raymond - Managing Director, Western Region                           3
Lucas, William - Managing Director, Southern Region                         3
McArdle, J. Thomas - Vice President & General Manager                       3
Oakes, Philip L. - Vice President, Human Resources                          3
Ohm, John - Vice President & General Manager                                3
Olden, Harold - General Manager, Memphis                                    2
Pecher, Catherine W. - Vice President & Corporate Secretary                 3
Richardson III, Charles E. - General Counsel                                3
Walsh, Kevin - Chief Financial Officer                                      3
Wheeler, Jack - Managing Director, Northern Region                          3
White, W. Joel - Vice President, Information Technology                     2
Wilson, Robert G. - Vice President, Business Development                    2

                                       15